As filed with the Securities and Exchange Commission on October 2, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AI Infrastructure Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AI Infrastructure Acquisition Corp.

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

Tel: (702) 747-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Winston

Chairman & Chief Executive Officer

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

Tel: (702) 747-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen Peter F. Waltz Hallie D. Heath Dykema Gossett PLLC 111 E. Kilbourn Ave., Suite 1050 Milwaukee, WI 53202 (414) 488-7300	Natalie Bell James O’Sullivan Ogier (Cayman) LLP 89 Nexus Way, Camana Bay Grand Cayman, Cayman Islands KY1-9009 (345) 949-9876	Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-289587

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by AI Infrastructure Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-289587), including the exhibits thereto, initially filed by the Registrant on August 13, 2025 and declared effective, as amended, by the Securities and Exchange Commission (the “Commission”) on September 30, 2025 (the “Prior Registration Statement”).

This Registration Statement covers the registration of (i) an additional 2,300,000 units, each consisting of one Class A ordinary share and one right to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of an initial business combination, and (ii) an additional 80,500 Class A ordinary shares issuable to the representative of the underwriters upon the consummation of the offering. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 3, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 3, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1, as amended (SEC File No. 333-289587), are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Ogier (Cayman) LLP, Cayman Islands legal counsel to the Registrant.
5.2	Opinion of Dykema Gossett PLLC, counsel to the Registrant.
23.1	Consent of Hacker, Johnson & Smith, PA.
23.2	Consent of Ogier (Cayman) LLP (included on Exhibit 5.1).
23.3	Consent of Dykema Gossett PLLC (included on Exhibit 5.2).
107	Filing Fee Table.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 2, 2025.

AI Infrastructure Acquisition Corp.

By:	/s/ Michael D. Winston
Name:	Michael D. Winston
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Michael D. Winston	Chief Executive Officer and Director	October 2, 2025
Michael D. Winston	(Principal Executive Officer)

/s/ George Murnane	Chief Financial Officer and Director	October 2, 2025
George Murnane	(Principal Financial and Accounting Officer)

/s/ Wrendon Timothy	Director	October 2, 2025
Wrendon Timothy

/s/ Joshua A. Adler	Director	October 2, 2025
Joshua A. Adler

/s/ Peter Stoneberg	Director	October 2, 2025
Peter Stoneberg

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, solely in its capacity as the duly authorized representative in the United States of AI Infrastructure Acquisition Corp. has signed this registration statement in the City of Las Vegas, State of Nevada, on October 2, 2025.

Authorized U.S. Representative

By:	/s/ Michael D. Winston
Name:	Michael D. Winston